CANADA	CANADA
PROVINCE OF NEW BRUNSWICK	PROVINCE DU NOUVEAU-BRUNSWICK
BUSINESS CORPORATIONS ACT	LOI SUR LES CORPORATIONS
COMMERCIALES

CERTIFICATE OF AMENDMENT	CERTIFICAT DE MODIFICATION
CORRECTED CERTIFICATE OF AMENDMENT
SERCEL CANADA LTD.

Name of Corporation / Raison sociale de la corporation
512684

Corporation Number / Numéro de la corporation
I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended under the relevant section(s) of the Act, as applicable:
JE CERTIFIE que les statuts de la corporation mentionnée ci-dessus ont été modifiés en vertu des articles pertinents de la Loi, selou le cas :
(a)	Section 11 of the Business Corporations Act in accordance with the attached notice; Article 11 de la Loi sur les corporations commerciales conformément à 1’avis ci-joint;

(b)	Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;
Article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints décrivant les actions d’une série;

(c)	Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment;
Article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints;

(d)	Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization.
Article 132 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de reorganisation ci-joints.

Note :	This corrected Certificate of Amendment was issued on January 11, 2007 pursuant to s.189 of the Business Corporations Act, by correcting Form 3.

January 11, 2007 — le 11 Janvier 2007

Date of Amendment — Date de modification

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 26, 116)	NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 3 STATUTS DE MODIFICATION (ARTICLE 26,116)

1 - Name of Corporation — Raison sociale de la corporation	2 - Corporation No. — Numéro de la corporation
SERCEL CANADA LTD.	512684

3 -	The articles of the above — mentioned corporation are amended as follows:	Les statuts de la corporation mentionée ici sont modifiés comme suit :
         The share structure of the corporation is amended as follows: — L’organisation du capital social est modifiée comme suit :
         See Schedule — Share Structure / Voir annexe — Organisation du capital social
         The restrictions on share transfers are amended as follows: — Les restrictions de transfert d’actions sont modifiées comme suit :
         See Schedule — Restrictions on Share Transfer / Voir annexe — Restrictions au transfert d’actions

Date January 11, 2007	Signature Pascal Rouiller	Description of Office — Description du bureau Director

Filed — Déposé 2007-01-11
FOR DEPARTMENT USE ONLY
RÉSERVÉ À L’USAGE DU MINISTRÈRE
Corporation No. — No. de Corporation 512684
TN# 760902
[illegible]250/45-5031 (6/01)
[illegible]0307

SERCEL CANADA LTD.
Schedule — Share Structure / Annexe — Organisation du capital social by adding:
Upon the effective date of these Articles of Amendment (the “Effective Date’’) the one issued common share of the Corporation outstanding immediately prior to the Effective Date is divided into 100 common shares.

TN# 760902	Page 1/1

SERCEL CANADA LTD.
Schedule — Restrictions on Share Transfer / Annexe — Restrictions au transfert d’actions by deleting Schedule “A” and by substituting therefore the following:
No security (as defined in the Securities Act (New Brunswick)) issued by the Corporation, other than a non-convertible debt security, may be transferred, except
(a) subject to (b) below, with the written consent of a majority of the directors of the Corporation or with the written consent of a majority of the shareholders of the Corporation;
(b) if the transfer of securities is restricted by the terms of a unanimous shareholder agreement in respect of the Corporation, the transfer is made in compliance with such agreement.
The Corporation shall not register any other purported transfer of securities.

TN# 760902	Page 1/1